Exhibit 10.1

Amendment No. 1 to SHARE EXCHANGE AGREEMENT

This Amendment No.1 to Share Exchange Agreement (this “Agreement”) is entered into as of August 2nd, 2022 (the “Effective Date”) by and among Limitless X Holdings Inc., f/k/a Bio Lab Naturals, Inc., a Delaware corporation (the “Company”), on the one hand, and Limitless X, Inc., a California corporation (the “LXI”), Jaspreet Mathur, an individual (“Mathur”), and the shareholders listed below on the signature page (each an “LXI Shareholder” and collectively, the “LXI Shareholders”), on the other hand. Each of the Company, Mathur, LXI and the LXI Shareholders generally may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is engaged in the business of providing products and services in the health and wellness, beauty and skincare, and CBD industries;

WHEREAS, the Company, LXI, Mathur and the LXI Shareholders entered into that certain Share Exchange Agreement dated as of May 11, 2022 (the “Share Exchange Agreement”) pursuant to which, the Company sought to acquire all of LXI (the “LXI Acquisition”);

WHEREAS, the Company completed and closed the LXI Acquisition on May 22, 2022 (the “Closing”);

WHEREAS, the LXI Shareholders were the beneficial and record owners of all of the issued and outstanding equity interests of LXI on the date of Closing and were Parties to the Share Exchange Agreement;

WHEREAS, the board of directors of the Company (the “Board”) has determined that it is in the best interests of the Company to amend the Share Exchange Agreement as hereinbelow set forth;

WHEREAS, Mathur and the LXI Shareholders concur in the determination of the Board and believe that it is in the best interests of the Company to amend the Share Exchange Agreement as hereinbelow set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.1 Article III Amendment. Article III, Section 3.5 and Section 3.6 of the Share Exchange Agreement are hereby amended by removing and deleting those sections in their entirety and those sections shall have no further force or effect whatsoever.

IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first above written.

Jaspreet Mathur	“The Company”

/s/ Jaspreet Mathur	Limitless X Holdings Inc., f/k/a Bio Lab Naturals, Inc.,
Jaspreet Mathur	a Delaware corporation

/s/ Kenneth W. Haller
	By:	Kenneth W. Haller
	Its:	President

LXI Shareholders:	“LXI”

/s/ Jaspreet Mathur	Limitless X, Inc.,
Jaspreet Mathur	a California corporation

/s/ Bharat Raj Mathur	/s/ Danielle Young
Bharat Raj Mathur	By:	Danielle Young
	Its:	Chief Operating Officer
/s/ Zachary Ersoff
Zachary Ersoff

/s/ Amanda Saccomanno
Amanda Saccomanno

/s/ Georgios Markoglou
Georgios Markoglou

/s/ Arshad Assafi
Arshad Assafi
/s/ Rob Cucher
Rob Cucher

/s/ Benjamin Chung
Benjamin Chung

/s/ Aaron Grunfeld
Aaron Grunfeld

JDF Investment Company
By:	/s/ Sim Farar
Sim Farar, Manager